SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 15, 2004

AmeriCredit Automobile Receivables Trust 2004-A-F

(Exact Name of Registrant as specified in its charter)

United States	333-105878-03	36-7420252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o AmeriCredit Financial
Services, Inc.

Attention:  Preston Miller

801 Cherry Street, Suite 3900

Fort Worth, TX  76102

(Address of Principal
Executive Office)

(817) 302-7000

Registrant’s phone number

Item 5.                                                             Other Events

Information relating to distributions to Noteholders for the March 2004 Collection Period of the Registrant in respect of the Class A-1 Asset Backed Notes, Class A-2 Asset Backed Notes, Class A-3 Asset Backed Notes, and Class A-4 Asset Backed Notes (collectively, the “Notes”) issued by the Registrant.  The performance of the Receivables held by the Registrant, together with certain other information relating to the Notes, is contained in the Preliminary Servicer’s Certificate and the Servicer’s Certificate for the referenced Collection Period. Both of which Certificates are provided to Noteholders pursuant to the Sale and Servicing Agreement dated as of February 4, 2004 between the Registrant, AFS Funding Trust, as Seller, AmeriCredit Financial Services, Inc., as Servicer, Wells Fargo Bank, N.A., as Backup Servicer and Trust Collateral Agent (the “Agreement”).

Item 7.                                                             Financial Statements, Exhibits

Exhibit No.	Exhibit
99.1	Preliminary Servicer’s Certificate and Servicer’s Certificate for the March 2004 Collection Period relating to the Notes issued by the Registrant pursuant to the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AmeriCredit Automobile Receivables Trust 2004-A-F

By: AmeriCredit Financial Services, Inc., as Servicer

/s/	Preston Miller
Preston Miller
Chief Financial Officer
and Treasurer

April 15, 2004

EXHIBIT INDEX

Exhibit

99.1	Preliminary Servicer’s Certificate and Servicer’s Certificate for the March 2004 Collection Period relating to the Notes issued by the Registrant.